SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                      The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) June 8, 1998


                      Virginia Electric and Power Company
             (Exact name of registrant as specified in its charter)


    Virginia                         1-2255                      54-0418825
(State or other juris-            (Commission                   (IRS Employer
diction of Incorporation)          File Number)              Identification No.)


                701 E. Cary Street, Richmond, Virginia          23219-3932
               (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code (804) 771-3000


         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

Virginia Electric and Power Company (the Company) has reached a proposed settlement of the consolidated proceeding pending before the Virginia State Corporation Commission (the Virginia Commission) concerned with the Company's 1995 Annual Informational Filing. The settlement defines a new regulatory framework for the Company's transition to electric competition. The major provisions of the settlement are as follows:

        A two-phased base rate reduction: $100 million per annum beginning March 1, 1998 with one additional $50 million per annum reduction beginning March 1, 1999

        A base rate freeze through February 28, 2002 unless a change is necessary to protect the legitimate interests of the Company, its shareholders or ratepayers

        An immediate, one-time refund of $150 million for the period March 1, 1997 through February 28, 1998

        A write-off of $220 million in regulatory assets

        An incentive mechanism until March 1, 2002 for earnings above the following return on equity (ROE) benchmarks:

                   1998                        10.5%
                   After 1998                  30-Yr Treasury + 450 basis points

                 All Virginia jurisdiction earnings up to the ROE benchmark flow to shareholders.
                 Any earnings above the benchmark are allocated 1/3 to
                     shareholders, 2/3 to accelerated amortization of regulatory assets; except that all earnings above the ROE benchmark plus 270 basis points (initially 13.2%) go to accelerated amortization of regulatory assets.


For financial reporting purposes, Virginia Power plans to write-off $220 million of regulatory assets as a one-time impact to earnings in 1998 - a decrease of $101 million (after tax) in net income ($220 million net of $65 million accelerated cost recovery reserve balance). Other one-time items in 1998 are expected to include the rate refund impact which represents a $97 million (after-tax) reduction to net income, offset by an adjustment of $17 million (after-tax) related to depreciation and decommissioning expense.


The proposed settlement, which was initiated by the Company, was reached on June 8, 1998, with all major parties involved in the case, including the Staff of the Virginia State Corporation Commission, the office of the Virginia Attorney General, and the Virginia Committee for Fair Utility Rates . The full text of the proposed settlement is filed herewith as Exhibit 99 to this Form 8-K. A public hearing is currently scheduled for July 10, 1998. The parties to the settlement have requested the Virginia Commission to consider the proposed settlement at that time.


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Forward-Looking Information
This report includes discussion of forward-looking information concerning the Company and the effect of the settlement on its future financial performance. Statements based on management's expectations, beliefs, estimates and assumptions are included. Actual results or outcomes could differ materially from those expressed. Some important factors which could cause material differences include additional regulatory action, unanticipated changes in circumstances which require that the settlement terms be changed or further addressed and other matters detailed in the Company's filings with the Securities and Exchange Commission, including its annual and quarterly reports.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c) Exhibit

          Exhibit 99- Motion For Consideration of Stipulation and Changes in
                       Procedural Schedule and Stipulation dated June 8, 1998. (filed herewith)



                                   Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           VIRGINIA ELECTRIC AND POWER COMPANY




                                           By:  /s/ J. A. SHAW
                                                -----------------------------
                                                    J. A. Shaw
                                                    Senior Vice President and
                                                     Chief Financial Officer


June 9, 1998